SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 8, 2004

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Ormsby Park Place, Suite 300, Louisville, Kentucky	40223
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code): (502) 357-9000

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 8, 2004, Ventas, Inc. (the “Company”) issued a press release announcing its intention to offer, in a private placement, up to $125 million of senior notes due 2014 to be issued by its operating partnership, Ventas Realty, Limited Partnership, and a wholly owned subsidiary, Ventas Capital Corporation (the “Issuers”).

On October 8, 2004, the Company also issued a press release announcing the pricing of its private offering of $125 million of 6-5/8% Senior Notes due 2014 of the Issuers.

Copies of the press releases issued by the Company on October 8, 2004 are filed as Exhibits 99.1 and 99.2 hereto, respectively, and are incorporated in this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits:

Exhibit Number	Description

99.1	Press release issued by the Company on October 8, 2004 (relating to commencement of senior note offering).

99.2	Press release issued by the Company on October 8, 2004 (relating to pricing of senior note offering).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: October 8, 2004	By:	/s/ T. Richard Riney
T. Richard Riney Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by the Company on October 8, 2004 (relating to commencement of senior note offering).

99.2	Press release issued by the Company on October 8, 2004 (relating to pricing of senior note offering).